EXHIBIT 1.1

Capstead Mortgage Corporation

DOCS® Financing Program

1,700,000 Shares of Common Stock,
$0.01 par value

100,000 Shares of Series B $1.26 Cumulative
Convertible Preferred Stock, $0.10 par value

SALES AGREEMENT

September 22, 2004

DOCS® is a registered service mark of Brinson Patrick Securities Corporation

     THIS SALES AGREEMENT (the “Agreement”) dated as of September 22, 2004, between Brinson Patrick Securities Corporation, having its principal office at 330 Madison Avenue, 9th Floor, New York, New York 10017 (the “Sales Manager”) and Capstead Mortgage Corporation, a corporation organized and existing under the laws of the State of Maryland (the “Company”).

     WHEREAS, the Company desires to issue and sell through the Sales Manager up to 1,700,000 shares (the “Maximum Common Stock Amount”) of its common stock, par value $0.01 per share (the “Common Stock”), and up to 100,000 shares (the “Maximum Preferred Stock Amount”) of its $1.26 Cumulative Convertible Preferred Stock, Series B $0.10 par value (the “Preferred Stock”), on the terms set forth in Article II hereof. The Maximum Common and Preferred Stock Amounts shall be appropriately adjusted for stock splits and reverse splits. The Common Stock and Preferred Stock are sometimes referred to collectively as “the Stock.”

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Sales Manager agree as follows:

ARTICLE I.

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

     1.1 For purposes of this Agreement, unless the context requires to the contrary, the term “Company” shall also include all significant subsidiaries (as defined by Section 1-02 of Regulation S-X) of the Company. The Company represents and warrants to, and agrees with, the Sales Manager that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (“Rules and Regulations”). The Company agrees to file a registration statement on Form S-3 (the “Registration Statement”) to register 1,700,000 shares of Common Stock and 100,000 shares of Preferred Stock and to use its best reasonable efforts to have such Registration Statement declared effective. The Registration Statement including a form of prospectus, have been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations. Copies of the Registration Statement and Prospectus, and all documents incorporated by reference in each of the foregoing that were filed with the Commission have been delivered to the Sales Manager. The Registration Statement, as amended from time to time, is referred to herein as the “Registration Statement,” and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

     (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Sales Manager, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (d) The financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus, fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity, and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein.

     (e) The accountants who certified the financial statements and the supporting schedules included in the Registration Statement are and, during the periods covered by their reports, were qualified and independent public accountants as required by Rule 2-01 of Regulation S-X.

     (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland. Other than as disclosed in the Registration Statement, the Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, limited liability company, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases property), except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect on the Company. For purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company that is (either alone or together with all other adverse effects) material to the Company, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby. Each of the Company’s significant subsidiaries is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation. Schedule 1.1(f) hereto identifies each of the Company’s subsidiaries that is a significant subsidiary (as defined in Section 1-02 of Regulation S-X) of the Company. All of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each significant subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as otherwise disclosed or incorporated by reference in the Registration Statement and the Prospectus) is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has all requisite corporate or limited liability company power and authority, as applicable, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental orders or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described or incorporated by reference in the Registration Statement and the Prospectus; except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a Material Adverse Effect; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed or incorporated by reference in the Registration Statement and the Prospectus.

     (g) The Company has good title to each of the items of personal property which are reflected in the financial statements referred to in Section 1.1(d) or are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being owned by the Company and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being leased by the Company, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a Material Adverse Effect.

     (h) The Company has good and marketable title to, or leasehold interests in, all properties and assets (including, without limitation, mortgaged assets) as described in the Registration Statement and the Prospectus or any document incorporated by reference therein, owned by the Company, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or any document incorporated by reference therein, and except such as would not have a Material Adverse Effect on the Company.

     (i) The debt financing employed by the Company to acquire its portfolio of mortgage assets is not convertible into shares of common stock of the Company or other equity interests in the Company.

     (j) There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the knowledge of the Company, threatened (and the Company does not know of any basis therefor) against, or involving the assets, properties or businesses of the Company which would materially adversely affect the value or the operation of any such assets or otherwise have a Material Adverse Effect on the Company except as described or incorporated by reference in the Registration Statement.

     (k) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; (iii) since the date of the latest balance sheet, included or incorporated by reference in the Registration Statement and the Prospectus, except as reflected therein, the Company has not undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business; and (iv) there has not been any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

     (m) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Each document, instrument, contract and agreement of the Company described in the Registration Statement or the Prospectus or incorporated by reference therein or listed as exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with their terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto except as otherwise disclosed in the Registration Statement or Prospectus. The Company is not, nor to the knowledge of the Company is any other party, in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected, which default or event would have a Material Adverse Effect.

     (n) The Company is not in violation of any term or provision of its charter, by-laws or operating agreement, as applicable. The Company is not in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

     (o) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Stock) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge, encumbrance, claim, security interest, restriction or defect upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound, or any of its properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

     (p) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the shares were issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exercisable or exchangeable for such capital stock, except for standard dividend reinvestment plans. The Common Stock and the Preferred Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

     (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as (x) described or referred to therein, or (y) are not material (as to clauses (i) and (ii) only), are consistent with past practice (as to clauses (i) and (ii) only), and are publicly disclosed, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, except such liabilities or obligations incurred in the ordinary course of business including, without limitation, debt financing to acquire and develop properties, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

     (r) Except as disclosed in the Registration Statement and Prospectus, no holder of any security of the Company has the right, which has not been waived, to have any security owned by such holder included in the Registration Statement or any right to demand registration of any security owned by such holder.

     (s) All necessary corporate or limited liability company action, as applicable, has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Stock by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except for any “blue sky” filings or Stock Exchange listing applications to be filed pursuant hereto, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and the issuance and sale of the Stock by the Company has been obtained or made and is in full force and effect. The Company will use its best reasonable efforts to cause the stock to be listed for trading on the Trading Market. For purposes of this Agreement, the “Trading Market” is (i) the New York Stock Exchange, Inc., and (ii) each other securities exchange on which the common stock of the Company is admitted for trading.

     (t) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

     (u) The Company is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a Material Adverse Effect.

     (v) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

     (w) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or Preferred Stock of the Company to facilitate the sale or resale of any of the Stock.

     (x) The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof (and will file all such tax returns when and as required to be filed after the date hereof), or has received extensions thereof, and has paid all taxes shown on such returns to be due on or prior to the date hereof (and will pay all taxes shown on such returns to be due after the date hereof) and all assessments received by it to the extent that the same are material and have become due, except where the failure to file such a return or pay such amount would not have a Material Adverse Effect.

     (y) The Company has met the qualification requirements for a “real estate investment trust” during its taxable years ending on or after December 31, 1999, and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), assuming no change in the applicable underlying law. The Company does not know of any event that would cause or is likely to cause the Company to fail to qualify as a “real estate investment trust” at any time.

     (z) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (aa) The Company’s systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company’s financial statements; and, to the best of the Company’s knowledge, neither the Company nor any employee or agent thereof has made any payment of funds of the Company or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

ARTICLE II.

SALE AND DELIVERY OF SECURITIES

     2.1 (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Sales Manager, as agent, and the Sales Manager agrees to sell, as agent for the Company, on a best efforts basis, up to the Maximum Amount of the Stock during the term of this Agreement on the terms set forth herein. The Stock will be sold from time to time as described in the Registration Statement and Prospectus, in amounts and, subject to price limitations, at prices as directed by the Company and as agreed to by the Sales Manager.

     (b) The Company or the Sales Manager may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), at any time and from time to time suspend the offering of Stock; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice.

     (c) The compensation to the Sales Manager for sales of Stock sold under this Agreement shall be at the following commission rates: 3.0% of the gross sales price per share (“sales proceeds”) for the first $8 million of aggregate sales proceeds raised in each Sales Period; 2.5% of sales proceeds for the next $4 million of aggregate sales proceeds raised in each Sales Period and 2.0% of sales proceeds for any additional aggregate sales proceeds raised in each Sales Period. For purposes of this section 2.1(c), the initial “Sales Period” shall commence on February 1, 2004 and shall end on December 31, 2005, and each subsequent Sales Period shall be for a two year period, commencing on January 1 and ending on December 31 of the following calendar year. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to the Company for such Stock (the “Net Proceeds”). For purposes of the first sentence of this section 2.1(c), sales proceeds include sales proceeds from sales of Stock by the Sales Manager for the account of the Company, whether under this Agreement, or otherwise.

     (d) The Company shall open and maintain a trading account (the “Trading Account”) at a clearing agent designated by the Sales Manager to facilitate the transactions contemplated by this Agreement. The Net Proceeds from the sale of the Stock shall be available in the Trading Account on the third business day (or such other day as is industry practice for regular-way trading) following each sale of the Stock (each, a “Settlement Date”). The Company shall effect the delivery of the applicable number of shares of Common Stock and/or Preferred Stock (as the case may be) to an account designated by the Sales Manager at The Depository Trust Company on or before the Settlement Date of each sale hereunder. The Sales Manager’s compensation shall be withheld from the sales proceeds on each Settlement Date and shall be paid to the Sales Manager.

     (e) At each Settlement Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Sales Manager under this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article IV of this Agreement.

     (f) If the Company shall default on its obligation to deliver Stock on any Settlement Date, the Company shall (i) hold the Sales Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Sales Manager any commission to which it would otherwise be entitled absent such default.

ARTICLE III.

COVENANTS OF THE COMPANY

     3.1 The Company covenants and agrees with the Sales Manager that:

     (a) As promptly as practicable after the date of this Agreement, the Company will (if not previously filed) file the Registration Statement to permit sales of the Stock under the Act. The Company will use its best reasonable efforts to cause the Registration Statement to become effective as promptly as possible thereafter.

     (b) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Sales Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Sales Manager’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Manager’s reasonable opinion, may be necessary or advisable in connection with the sale of the Stock pursuant to this Agreement; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than a supplement to the Prospectus that does not materially change the information about the Company or its business, operations, properties or financial condition previously disclosed in the Registration Statement or Prospectus (each, an “Excluded Supplement”)) unless a copy thereof has been submitted to the Sales Manager a reasonable period of time before the filing and the Sales Manager has not reasonably objected thereto; and it will notify the Sales Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus, which will then be available on the Company’s website at www.capstead.com (and will furnish to the Sales Manager any such document that is not available on the Company’s website). The Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (c) The Company will advise the Sales Manager, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Common Stock or Preferred Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (d) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Sales Manager to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and will use its best reasonable efforts to have any amendment or supplement to the Registration Statement or Prospectus declared effective as soon as possible, unless the Company has reasonable business reasons to defer public disclosure of the relevant information.

     (e) The Company will use its best reasonable efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Sales Manager designates and to continue such qualifications in effect so long as required for the sale of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

     (f) The Company will furnish to the Sales Manager and its legal counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the

Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Sales Manager may from time to time reasonably request and, in the case when the Trading Market is a national securities exchange, the Company will also furnish copies of the Prospectus to such exchange in accordance with Rule 153 of the Rules and Regulations.

     (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Company will reimburse the Sales Manager for its reasonable out-of-pocket costs and expenses incurred in connection with entering into this Agreement, including, without limitation, reasonable travel, reproduction, printing and similar expenses, as well as the reasonable fees and disbursements of its legal counsel.

     (i) The Company shall use its best reasonable efforts to list, subject to notice of issuance, the Stock on the applicable Trading Market.

     (j) The Company will apply the Net Proceeds from the sale of the Stock as set forth in the Prospectus.

     (k) The Company will not, directly or indirectly, offer or sell any shares of common stock (other than the Common Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock or any shares of series B preferred stock (other than the Preferred Stock), during the period from the date of this Agreement through the final Settlement Date for the sale of Stock hereunder without (i) giving the Sales Manager at least one business day prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Sales Manager; provided, however, that no such notice and suspension shall be required in connection with the Company’s issuance or sale of (i) shares of common stock pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan, as such plans may be amended from time to time, and (ii) common stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof. Notwithstanding the foregoing, this paragraph (k) shall not apply during periods that the Company is neither selling Stock through the Sales Manager nor has requested the Sales Manager to sell Stock.

     (l) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Sales Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Manager pursuant to Article IV herein.

     (m) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to an Excluded Supplement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Manager shall otherwise request), the Company shall (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) furnish or cause to be furnished to the Sales Manager forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Sales Manager to the effect that the statements contained in the certificates referred to in Section 4.1(f) hereof that were last furnished to the Sales Manager are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 4.1(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (n) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a pricing supplement filed pursuant to Rule 424(b)(2) of the Act with respect to the Registration Statement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any quarterly report on Form 10-Q or any Current Report on Form 8-K, unless the Sales Manager shall otherwise reasonably request), the Company shall (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) furnish or cause to be furnished forthwith to the Sales Manager and to its legal counsel, a written opinion of Andrews Kurth LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Sales Manager, dated the date of filing with the Commission of such amendment, supplement or other document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Sales Manager, of the same tenor as the opinion referred to in Section 4.1(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (o) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to an Excluded Supplement) to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information (other than any Form 10-Q or Form 8-K, unless the Sales Manager shall otherwise reasonably request), the Company shall (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) cause Ernst & Young LLP, or other independent accountants then retained by the Company, forthwith to furnish to the Sales Manager a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Manager, of the same tenor as the letter referred to in Section 4.1(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

ARTICLE IV.

CONDITIONS OF THE SALES MANAGER’S OBLIGATIONS

     4.1 The obligations of the Sales Manager to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Settlement Date contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Registration Statement contemplated by Section 3.1(a) shall have been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Sales Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Sales Manager’s reasonable satisfaction. The Stock shall have been listed for trading on the Trading Market.

     (b) The Sales Manager shall not have advised the Company that the disclosures in the Registration Statement or the Prospectus, or any amendment or supplement thereto, are not reasonably acceptable to the Sales Manager.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material adverse change in the capital stock of the Company, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, or any adverse change in the rating assigned to any securities of the Company.

     (d) (1) The Sales Manager shall have received at the date of the first sale of Stock hereunder (the “Commencement Date”) and at every other date specified in Section 3.1(n) hereof, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, in the form of Exhibit A hereto.

          (2) The Sales Manager shall have received a letter from Company Counsel authorizing the Sales Manager to rely on the opinion on tax matters delivered by Company Counsel as Exhibit 8.1 to the Registration Statement.

     (e) At the Commencement Date and at such other dates specified in Section 3.1(o) hereof, the Sales Manager shall have received a “comfort letter” from Ernst & Young LLP, independent public accountants for the Company, or other independent accountants then retained by the Company, dated the date of delivery thereof, in form and substance satisfactory to the Sales Manager.

     (f) The Sales Manager shall have received from the Company a certificate, or certificates, signed by the Chief Financial Officer and Executive Vice President of the Company, dated as of the Commencement Date and (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) dated as of the first business day of each calendar month thereafter (each, a “Certificate Date”), to the effect that, to the best of their knowledge based upon reasonable investigation:

     (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Certificate Date (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Certificate Date (as the case may be);

     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

     (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

     (iv) Since the date of this Agreement, there has not been any material adverse change in the assets or properties, business, results of operations or condition (financial or otherwise) of the Company, which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

     (g) At the Commencement Date and on each Settlement Date, the Company shall have furnished to the Sales Manager such appropriate further information, certificates and documents as the Sales Manager may reasonably request.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Sales Manager. The Company will furnish the Sales Manager with such conformed copies of such opinions, certificates, letters and other documents as the Sales Manager shall reasonably request.

ARTICLE V.

INDEMNIFICATION AND CONTRIBUTION

     5.1 (a) The Company agrees to indemnify and hold harmless the Sales Manager and each person, if any, who controls the Sales Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the representations in this Agreement or contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including, subject to Section 5(c) hereof, the reasonable fees and disbursements of legal counsel chosen by the Sales Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) The Sales Manager agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The total liability of the Sales Manager under this Section 5.1(b) shall not exceed the total actual sales price of Stock sold by the Sales Manager that is the subject of the dispute.

     (c) Any indemnified party that proposes to assert the right to be indemnified under this Article V will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article V, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from any liability that it might have to any indemnified party to the extent it is not materially prejudiced as a result thereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with legal counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own legal counsel in any such action, but the fees, expenses and other charges of such legal counsel will be at the expense of such indemnified party unless (1) the employment of legal counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on written advice of legal counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on written advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed legal counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of legal counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article V is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Manager, the Company and the Sales Manager will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Manager, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Manager may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Manager on the other. The relative benefits received by the Company on the one hand and the Sales Manager on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Sales Manager from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Manager, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Manager agree that it would not be just and equitable if contributions pursuant to this Section 5.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5.1(d) shall be deemed to include, for the purpose of this Section 5.1(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5.1(d), the Sales Manager shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Sales Manager exceeds the amount of any damages that the Sales Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.1(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.1(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.1(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution provided by this Article V shall not relieve the Company and the Sales Manager from any liability the Company and the Sales Manager may otherwise have (including, without limitation, any liability the Sales Manager may have for a breach of its obligations under Article II hereof).

ARTICLE VI.

REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

     6.1 All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Sales Manager contained in Article V hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

ARTICLE VII.

TERMINATION

     7.1 The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3.1(h), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination.

     7.2 The Sales Manager shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Article 3.1(h), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination.

     7.3 This Agreement shall remain in full force and effect unless terminated pursuant to Section 7.1, 7.2 or 7.3 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3.1(h), Article V and Article VI shall remain in full force and effect.

     7.4 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be. If such termination shall occur during a period when sales of Stock are being made pursuant to this Agreement, any sales of Stock made prior to the termination of this Agreement shall settle in accordance with the provisions of this Agreement.

ARTICLE VIII.

NOTICES

     8.1 All notices or communications hereunder shall be in writing and if sent to the Sales Manager shall be mailed, delivered or telecopied and confirmed to the Sales Manager at Brinson Patrick Securities Corporation, 330 Madison Avenue, 9th Floor, New York, New York 10017, facsimile number (212) 453-5555, Attention: Corporate Finance, or if sent to the

Company, shall be mailed, delivered or telecopied and confirmed to the Company at Capstead Mortgage Corporation, 8401 N. Central Expressway, Suite 800, Dallas, Texas 75225, facsimile number (214) 874-2323, Attention: Mr. Andrew F. Jacobs. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

ARTICLE IX.

MISCELLANEOUS

     9.1 This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Manager and their respective successors and the controlling persons, officers and directors referred to in Article V hereof, and no other person will have any right or obligation hereunder.

     9.2 This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof.

     9.3 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     9.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile transmission shall be treated in all respects as having the same effect as an original signature.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

CAPSTEAD MORTGAGE CORPORATION

By:	/s/ Phillip A. Reinsch

Name: Phillip A. Reinsch
Title: Senior Vice President and Chief Financial Officer

BRINSON PATRICK SECURITIES CORPORATION

By:	/s/ Todd Wyche

Name: Todd Wyche
Title: Managing Director

SCHEDULE 1.1(f)

List of Significant Subsidiaries

None.

EXHIBIT A

Form of Legal Opinion

, 2004

Brinson Patrick Securities Corporation
330 Madison Avenue
9th Floor
New York, New York 10017

Ladies and Gentlemen:

     We have acted as counsel to Capstead Mortgage Corporation, a Maryland corporation (the “Company”), in connection with the negotiation of the Sales Agreement dated as of September 22, 2004, between the Company and you (the “Agreement”). This letter is being furnished to you pursuant to Section 4.1(d) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

     For purposes of rendering the opinions expressed below, we have examined the executed original, or a copy certified or otherwise authenticated to our satisfaction, of the Agreement. We have also examined originals or copies, certified or otherwise authenticated to our satisfaction, of such other documents and certificates of public officials and officers of the Company as we have deemed necessary or appropriate for purposes of this letter.

     In rendering the opinions expressed herein, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity, completeness and accuracy of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies thereof and the authenticity, completeness and accuracy of the originals of such certified, photostatic or facsimile copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, and due execution and delivery by such parties of such documents and the validity and binding effect thereof. We have no knowledge of any fraud and have assumed that no fraud exists regarding the documents referenced herein or the transactions evidenced or contemplated thereby or otherwise regarding any matters relevant to the opinions set forth herein. As to questions of fact material to such opinions, we have also, when relevant facts were not independently established, relied upon the documents, corporate records, agreements, instruments and certificates referenced in the second paragraph of this letter.

     With respect to the opinions set forth below, we have further assumed that the Company will continue (as it does on the date hereof) to have a sufficient number of shares of Common Stock and Series B Preferred Stock authorized for issuance under its charter from time to time to accommodate the issuances contemplated by the Agreement and a sufficient number of shares of Common Stock authorized for issuance under its charter from time to time to accommodate any conversions of the Series B Preferred Stock in accordance with the terms of the Articles Supplementary governing the Series B Preferred Stock.

     Based upon the foregoing and subject to the assumptions and qualifications set forth herein, and with due regard to such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business in good standing in the State[s] of [        ].

     2. The Board of Directors of the Company has duly and validly authorized the issuance of 1,700,000 shares of Common Stock to be sold pursuant to the Agreement at market price at the time of the transaction and, subject to the following provisos, when issued and delivered to and paid for by the purchasers thereof pursuant to the Agreement, the Common Stock will be fully paid and nonassessable and will conform to the description thereof in the Prospectus; provided, that the price to the public for the Common Stock must be at least 1.50 times the Company’s net asset value per share of its Common Stock, as reported in the then current weekly position report of the Company, after deducting all underwriting discounts and commissions (such discounts and commissions not to exceed 3.0% of the price to the public), unless such sale is otherwise approved by the Executive Committee of the Board of Directors of the Company; provided, further, that (i) any offering of Common Stock, when aggregated with other sales of Common Stock during a calendar week, of 25% or less of the Company’s average weekly trading volume of its Common Stock for the immediately preceding three full calendar months shall require the prior approval of the Chief Executive Officer of the Company, and (ii) any offering of Common Stock representing more than such 25% during a calendar week shall require the prior approval of the Executive Committee of the Board of Directors of the Company; provided, further, that the prior approval of the Board of Directors of the Company is required with respect to the sale of any Preferred Stock subject to the Agreement. As of the date of this opinion, the Company’s Board of Directors has not approved any such sales of Preferred Stock. Subject to the foregoing, all corporate action required to be taken for the authorization, issuance and sale of the Common Stock pursuant to the Agreement has been validly and sufficiently taken. The shareholders of the Company have no preemptive rights with respect to the Stock or the shares of Common Stock issuable upon conversion of the Preferred Stock. The Stock is the subject of an effective registration statement permitting its sale in the manner contemplated by the Agreement.

     3. (A) The Registration Statement has become effective under the Act; (B) to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; (C) if applicable, the filing of the Prospectus supplements have been made in the manner and within the time period required by the Rules and Regulations; and (D) the Stock has been approved for listing on the New York Stock Exchange.

     4. The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the date hereof (except for the financial statements and notes and schedules and other financial information included therein), complied as to form in all material respects with the requirements

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of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when filed with the Commission under the Exchange Act (except for the financial statements and notes and schedules and other financial information included therein), complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     5. The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects; and we do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required.

     6. The Agreement has been duly authorized, executed and delivered by the Company.

     7. The execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated therein by the Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to us to which the Company is a party or by which the Company is bound or to which any of the property of the Company is subject, except for such breaches or defaults that would not in the aggregate have a Material Adverse Effect on the Company, nor will such action result in the violation of the Company’s charter or by-laws, or any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

     8. Except for permits and similar authorizations required under the securities or “blue sky” laws of certain states (as to which we express no opinion), and except for the prior approval of the Company’s board of directors with respect to any sales of Preferred Stock, no consent, waiver, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for (i) the issuance or sale of the Stock by the Company, (ii) the sale of the Stock by the Sales Manager, and (iii) the issuance of shares of Common Stock upon conversion of Preferred Stock in accordance with the terms of the Articles Supplementary governing the Preferred Stock, each as contemplated by the Agreement and the Prospectus.

     9. We know of no actions, suits or proceedings pending or threatened against or affecting the Company or the business, properties, condition (financial or otherwise) or results of operations of the Company or any of its officers in their capacity as such, before or by any federal or state or foreign court, commission, regulatory body, wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect on the Company.

     10. The Company is not, and upon issuance and sale of the Stock and the application of the net proceeds from the sale thereof in the manner described in the Prospectus will not be, an

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“investment company” within the meaning of the Investment Company Act of 1940, as amended.

     In rendering the foregoing opinions we express no opinion as to the laws of any jurisdiction other than applicable federal law and the laws of the States of Texas and (subject to the qualification expressed in the next sentence) Maryland, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We have relied on the opinion of Hogan & Hartson L.L.P. of Baltimore, Maryland delivered to you today with respect to all matters of Maryland law (and our opinion with respect to Maryland law is subject to all qualifications, assumptions and exceptions set forth in their opinion).

     This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This letter is solely for your benefit, and no other persons shall be entitled to rely upon the opinions herein expressed. This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to any other person or entity.

     We have participated in conferences with directors, officers and other representatives of the Company, representatives of the Sales Manager and representatives of the Sales Manager’s counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinions), no facts have come to our attention that lead us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, on the date of filing thereof with the Commission and at the date hereof, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no opinion as to the financial statements and related notes, the financial statement schedules or other financial and statistical data included in any of the documents mentioned in this paragraph.

Very truly yours,

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